发明专利证书

Certificate of Invention Patent

中华人民共和国国家知识产权局

STATE INTELLECTUAL PROPERTY OFFICE OF THE PEOPLE'S REPUBLIC OF CHINA

证书号第626481号

发明专利证书

发 明 名 称：采用高剂量硫酸软骨素的膀胱炎疗法

发　明　人：P·R·里尔;S·S·哈恩

专　利　号：ZL 2004 8 0006467.1

专利申请日：2004年02月18日

专 利 权 人：斯特拉制药公司

授权公告日：2010年05月26日

本发明经过本局依照中华人民共和国专利法进行审查，决定授予专利权，颁发本证书并在专利登记簿上予以登记。专利权自授权公告之日起生效。

本专利的专利权期限为二十年，自申请日起算。专利权人应当依照专利法及其实施细则规定缴纳年费。本专利的年费应当在每年02月18日前缴纳。未按照规定缴纳年费的，专利权自应当缴纳年费期满之日起终止。

专利证书记载专利权登记时的法律状况。专利权的转移、质押、无效、终止、恢复和专利权人的姓名或名称、国籍、地址变更等事项记载在专利登记簿上。

局长 田力普

中华人民共和国国家知识产权局

2010年05月26日

(19)中华人民共和国国家知识产权局

(12)发明专利

(10)授权公告号 CN 1758920 B
(45)授权公告日 2010.05.26

(21)申请号 200480006467.1
(22)申请日 2004.02.18
(30)优先权数据
10/367,970 2003.02.19 US
(85)PCT申请进入国家阶段日
2005.09.09
(86)PCT申请的申请数据
PCT/CA2004/000244 2004.02.18
(87)PCT申请的公布数据
WO2004/073584 EN 2004.09.02
(73)专利权人 斯特拉制药公司
地址 加拿大安大略省
(72)发明人 P·R·里尔 S·S·哈恩
(74)专利代理机构 中国专利代理(香港)有限公司 72001
代理人 刘健 王景朝
(51)Int.Cl.
A61K 31/737(2006.01)
A61K 9/08(2006.01)
A61P 13/10(2006.01)
(56)对比文件
WO 9309766 A,1993.05.27,第17页第3段.
JP 2001213784 A,2001.08.07,DERWENT 摘要.
US 2003232100 A1,2003.12.18,DERWENT 摘要.
EP 0636631 A,1995.02.01,第5页第56行.
US 6083933 A,2000.07.04,第3栏第4-6段,权利要求 1,6.
US 6083933 A,2000.07.04,DERWENT 摘要.
WO 0209728 A,2002.02.07,实施例 15.
US 6689748 B1,2004.02.10,DERWENT 摘要.
DU Y ET AL. Effect of structure modification of chondroitin sulfate C oncapillary electrophoresis. JOURNAL OF CHROMATOGRAPHY A, ELSEVIER SCIENCE, NL947 2.2002,947(2),CA 摘要.
STEINHOFF G ET AL. The efficacy of chondroitin sulfate 0.2% in treatinginterstitial cystitis. THE CANADIAN JOURNAL OF UROLOGY9 1.2002,9(1),MEDLINE 摘要.
SORENSEN R B. Chondroitin sulphate in the treatment of interstitial cystitis andchronic inflammatory disease of the urinary bladder. EUROPEAN UROLOGY, SUPPLEMENT2 4.2003,2(4),CA 摘要.

审查员 李钢

权利要求书 1 页 说明书 7 页 附图 1 页

(54)发明名称

采用高剂量硫酸软骨素的膀胱炎疗法

(57)摘要

通过滴注高剂量例如400mg/20mL硫酸软骨素治疗膀胱和尿道的间质性膀胱炎和有关GAG-缺乏性病症。较高剂量的软骨素有效快速减轻症状,特别是患有严重和顽固性膀胱炎的患者的症状。

1. 一种用于治疗患有膀胱炎或相关病症的人类患者的药物组合物，该组合物含有含量为250mg-1200mg的硫酸软骨素和体积为10mL-100mL的含水载体，其中所述组合物适合滴注到患者膀胱。

2. 权利要求1的药物组合物，其中该含水载体以10mL-40mL的体积存在。

3. 权利要求1或2的药物组合物，其中该硫酸软骨素以350mg-600mg的量存在。

4. 权利要求3的药物组合物，其中硫酸软骨素以375mg-500mg的量存在。

5. 权利要求1的药物组合物，其中所述组合物在20mL含水载体中含有400mg硫酸软骨素。

6. 权利要求1-5中任一项的药物组合物，其中所述组合物是单位剂型且不含防腐剂和其它添加剂。

7. 权利要求1-6中任一项的药物组合物，其形式是灭菌硫酸软骨素溶液，其由400mg硫酸软骨素和20mL含水载体组成。

8. 权利要求1-7任一项的药物组合物，其中该含水载体为磷酸盐缓冲的盐水。

9. 一种灭菌硫酸软骨素溶液形式的药物组合物，其由400mg硫酸软骨素和20mL含水载体组成。

10. 硫酸软骨素在制备权利要求1-9任一项的药物组合物中的应用，所述药物组合物是用于治疗患有选自膀胱炎和膀胱炎相关病症的膀胱或尿道病症的患者，其中，患有膀胱炎相关病症的患者是指氯化钾溶液的滴注引起呈现一种或多种膀胱炎症状的患者。

11. 硫酸软骨素在制备权利要求1-9任一项的药物组合物中的应用，所述药物组合物是用于治疗膀胱炎。

12. 权利要求11的硫酸软骨素的应用，所述药物组合物是用于治疗间质性膀胱炎。

13. 一种试剂盒，其部件包括权利要求1-9任一项的药物组合物，以及教导权利要求10-12任一项的应用的印刷的说明书。

采用高剂量硫酸软骨素的膀胱炎疗法

发明领域

[0001] 本发明涉及用于治疗膀胱炎，包括间质性膀胱炎和有关的膀胱病症的治疗剂和方法。

背景技术

[0002] 间质性膀胱炎是一种与泌尿刺激物引起的不适和疼痛有关的膀胱病症，导致排尿紧急和次数增多。由于其病因还不清楚，对有效疗法的开发是遵循大量经验获得的途径。这些途径无法比少数治疗剂和治疗方法获得的更多。Sant 和 La Rock 在 Interstitial Cystitis，Vol.21(1)，2 月 1994 的第 73 页中指出，现有疗法包括药物疗法，而膀胱内使用二甲基亚砜是 FDA 唯一批准的疗法。然而，多种其他药物用于治疗间质性膀胱炎的症状，这些药物单独使用或者与 DMSO 联合使用。此类药物包括氧氯苯磺酸钠 (Clorpactin)、肝素、透明质酸、甾族化合物、碳酸氢钠、硝酸银、戊聚糖多硫酸钠、色甘酸钠、利多卡因和阿霉素。这些药物中的许多可以口服给药，但通过滴注法给药或者作为单一疗法、联合疗法或顺序疗法时在 urethelium 的 GAG 表面层上最为有效。这些药物和疗法以膀胱粘膜衬层为靶向，并且使疼痛、尿频和尿急得到症状性缓解。然而，在这些疗法中，很少能够在持续时间内产生缓解作用。

[0003] 最近，我们已经公开了硫酸软骨素作为滴注制剂在间质性膀胱炎和有关膀胱病症的治疗中的应用（参见授权给 Stellar InternationalInc. 的 US 6,083,933 和 CA 2269260）。在这些专利的内容中，含有 80mg，并且至多 200mg 硫酸软骨素的制剂作为 40mL 的滴注剂，该滴注剂对被诊断为膀胱炎的患者中包括尿频、疼痛和尿急在内的至少一种症状产生缓解作用。此外，还公开了一种诊断方法，该方法用于鉴定硫酸软骨素疗法或采用其他膀胱炎治疗的疗法的效应器。在这种途径中，患者候选者首先接受滴注剂量的刺激物例如氯化钾，此后根据患者在滴注硫酸软骨素或其他治疗剂后从刺激物引发的症状缓解经历来确定效应器。对于在此类疗法中的应用，伦敦，Ontario，加拿大的 Stellar International Inc. 上市产品 Uracyst-S™，它是一种含有在 49mL 水载体中含 80mg 硫酸软骨素 (0.2%) 的治疗药盒，并且产品 Uracyst-S™-浓缩物提供一种在 10mL 载体中含 200mg 软骨素 (2.0%) 的瓶装剂。使用 Uracyst™-S 的研究结构由 Steinhoff 等人报告在 Can. J. Urol.，2002Feb 9(1)：1454-58 中。

[0004] 在成本有效的基础上，始终需要提供有效治疗膀胱炎，包括间质性膀胱炎和有关由侵蚀粘膜衬层导致的膀胱和尿道病症的药物和疗法。所以本发明的目的在于提供这样的疗法。

[0005] 发明概述

[0006] 现在发现患有膀胱炎以及膀胱和尿道有关病症的患者在硫酸软骨素的滴注剂量升高至 200mg 以上时能够对硫酸软骨素的治疗更快速反应。已经推定接近 200mg 的剂量足以饱和膀胱衬层并由此沉积或吸附足够的硫酸软骨素以保护膀胱衬层侵蚀的所有可利用位置。然而，已经令人惊奇地发现，当硫酸软骨素的滴注剂量升高至超过 200mg 时可以实现

膀胱炎症状的更加快速的缓解。此外，业已发现，施用较高剂量的硫酸软骨素能够使那些其膀胱炎极其严重以至于事实上其他常规形式的膀胱炎疗法难以治疗的患者得到缓解。

[0007] 所以，根据本发明的一个方面，提供一种治疗患有膀胱炎或膀胱或尿道有关病症的患者的方法，该方法包括给患者滴注含有单位剂量为至少 250mg，优选至少 300mg，更优选至少 350mg 和最优选至少 400mg 的硫酸软骨素的药物组合物的给药步骤。同样地，本发明提供硫酸软骨素在制备含有至少 250mg 硫酸软骨素的用于治疗膀胱炎和膀胱和尿道有关病症的药物中的应用。

[0008] 在本发明的其它方面中，提供一种适合通过滴注向患者给药的药物组合物，该组合物含有单位剂量至少为 250mg 的硫酸软骨素以及含水载体。在本发明的实施方式中，有效治疗膀胱炎的组合物包括灭菌、含水组合物，该组合物含有：

[0009] (1) 至少 250mg 例如在 250mg- 饱和度范围内的单位剂量的高纯级硫酸软骨素，和

[0010] (2) 药物可接受含水载体，其体积为患者可耐受的且足以与被治疗膀胱表面区域接触。

[0011] 在本发明的一个具体实施方式中，提供一种适合滴注的药物组合物，该组合物含有单位剂量为 250-1200mg 的硫酸软骨素和 10-100mL 含水载体。

[0012] 在更特定的实施方式中，所述的组合物在 20mL 含水载体，优选磷酸盐缓冲盐水中含有 400mg 硫酸软骨素。在非常特定的实施方式中，提供一种适合滴注的灭菌硫酸软骨素溶液，该溶液基本上是由，并且优选只由 400mg 硫酸软骨素和 20mL 含水缓冲液，优选磷酸盐缓冲盐水组成。

[0013] 本发明的其他方面及其实施方式在下文中详细描述，参考所附的附图，其中：

[0014] 附图简述

[0015] 图 1 利用 Oleary Sant 指标，对比了从接受高剂量硫酸软骨素的膀胱炎患者获得的结果，与从接受 80mg 剂量的硫酸软骨素的患者获得的结果。

[0016] 详述和优选实施方式

[0017] 本发明的组合物和方法适用于治疗和评估不同形式的膀胱炎，所述的膀胱炎尤其在膀胱中出现，但也出现在尿道中，包括尿道和其他粘膜表面，它们通过囊滴注给药途径暴露于治疗下。通过这种途径，将灭菌导管经尿道置于膀胱内，并且将治疗溶液通入导管。该溶液随后在膀胱内滞留至少 30 分钟或更长时间，随后排出。可被治疗的膀胱炎的形式包括特定间质性膀胱炎和那些其他形式的对粘膜完整性和屏障功能的增强有反应的膀胱炎和有关膀胱病症，这被确信是采用现有硫酸软骨素治疗的结果。这些包括辐射引起的膀胱炎，化学物质引起的膀胱炎，例如化疗导致的膀胱炎和出血性膀胱炎，并且，更一般地，膀胱炎的 GAG 缺乏形式和慢性尿道感染导致的 GAG- 缺乏。

[0018] 利用建成的钾试验揭示膀胱炎相关病症，该试验中将 3.0% KCl 溶液滴注到候选患者的膀胱内。对该钾溶液的反应以及膀胱炎的症状特征显示膀胱衬层中的 GAG 缺乏，提示了患者存在膀胱炎或者 GAG- 缺乏有关的病症，并且确定该患者作为硫酸软骨素疗法的候选者。

[0019] 为了用于治疗间质性膀胱炎和这些相关病症，本发明采用硫酸软骨素，它是酸性粘多糖并且是糖胺聚糖 (GAG) 之一。其重复二糖单元是由葡糖醛酸和在 B(1-3′) 键带有一个硫酸根的半乳糖胺，即 N- 乙酰基半乳糖胺硫酸盐组成。这种二糖单元在 B(1-4′) 键

聚合。
[0020] 硫酸软骨素 (CS) 可以多种一硫酸化形式使用,根据常与提取来源有关的具体化学组成、常与处理技术有关的链长、硫酸化的程度等而变化。在本发明的应用中,希望 CS 是无热原形式并且是高纯的,由此通过不同控制环节得到"可注射级"的具有人体使用所需的质量的原料。这样的原料款得自多种市售来源,并且现有文献充分说明了适合制备这样的原料的方法。在本发明的实施方式中,所述的 CS 的分子量范围为约 1,000 道尔顿 - 约 75,000 道尔顿,例如约 10,000 道尔顿 - 约 40,000 道尔顿。在此大小范围内的 CS 的适当天然来源是软结缔组织,例如软骨。在一具体实施方式中,CS 起始原料得自猪或牛软骨,此后通过确定的方法精制得到所需可注射等级和分子量分级的 CS。或者,应理解 CS 可得自其他来源,包括合成途径,或者混合并与合成和天然 CS 形式结合成为所需组合物。理想地,但不是必须的,所述的 CS 含有 A 型和 C 型的 CS,呈 3 ∶ 1-1 ∶ 3(以摩尔计)例如约 1 ∶ 1 的混合物形式。
[0021] 应懂得 CS 通常是盐形式,并且根据本发明的实施方式,是钠盐形式。
[0022] 在使用时,所述的 CS 被配制为灭菌水溶液。希望该制剂适合单剂量给药,虽然应理解多剂量制剂可以用来治疗多个患者。
[0023] 按照本发明,施用给患者的 CS 单位剂量是至少 250mg。更优选,CS 的单位剂量至少 300mg。优选地,该单位剂量为至少 350mg。更优选,单位剂量为至少 400mg。在理论上,可接受单位剂量的上限仅仅由于给定类型的 CS 在所选含水载体中的溶解度,和疗法中所用载体的体积而达到顶点。在室温和灭菌蒸馏水中,CS 的溶解度约为 50%。所以,CS 单位剂量的上限可以是 500mg/mL 载体。根据本发明,希望将单位剂量的 CS 配制在足够使膀胱表面暴露在治疗下的溶液体积内,并且至少是耐受的,更希望使患者感到舒适。所述体积的上限处于引起尿胀的体积以下,在某些患者中它是约 250mL。对于成年患者,溶液体积适宜为约 5mL 或 10mL 至约 100mL,例如最多为约 75mL,和优选最多为约 50mL。在本发明的具体实施方式中,采用约 40mL 的溶液体积。所以,在上述体积下,可施用给患者的 CS 的单位剂量的上限可以为约 20,000mg。
[0024] 在本发明的实施方式中,施用给患者的 CS 的单位剂量适合处于 250-1,200mg 的范围内,理想地在 300-800mg 的范围内,优选在 350-600mg 的范围内,并且更优选在 375-500mg 的范围内。在一具体实施方式中,CS 被配制为 400mg 的单位剂量。
[0025] 作为此类溶液的载体,可以使用灭菌水、盐水或缓冲盐水。盐水载体特别适用,并且在本发明的实施方式中,载体为 0.9%盐水。或者,可以使用磷酸盐缓冲的盐水载体。在一具体实施方式中,含水载体是简单的注射用灭菌水。
[0026] CS 在溶液中的浓度显然应根据 CS 的配制用量和所用的溶液体积而变化。CS 较易溶于水载体中,因此可以配制宽范围的浓度。在本发明的实施方式中,CS 浓度在 0.1mg/mL-100mg/mL,优选 1.0mg/mL-50mg/mL 的范围内。在本发明的一个具体实施方式中,该制剂具有约 15-25mg/mL,例如 20mg/mL 的 CS 浓度。在本发明的一个特定具体实施方式中,该制剂达到这种浓度,提供在 20mL 体积的磷酸盐缓冲盐水中含有 400mg CS 的制剂。
[0027] 在本发明的一个具体实施方式中,灭菌硫酸软骨素溶液由 400mg 硫酸软骨素和 20mL 含水载体,例如灭菌水、盐水或磷酸盐缓冲盐水组成。
[0028] 显然,CS 的配制应以制药领域中确立的方式进行。单位或单一剂量可以通过简

单地在无菌填充条件下将单位剂量（即 400mg）的 CS 计量加入到含 20mL 载体或稀释剂的瓶中来制成。或者，通过合并商购制剂如 Uracyst-S- 浓缩物来制成，例如通过混合两个 200mg/10mL 溶液。

[0029] 在使用中，CS 组合物通过滴注或类似方法给药，这样使该组合物定向到达感染膀胱的腔（粘膜）表面或患有膀胱炎且特别是 GAG 缺乏性膀胱炎的症状的患者的有关表面，包括化学 - 和辐射 - 引起的膀胱炎，出血性膀胱炎，和根据本发明的优选实施方式，间质性膀胱炎。除 IC 患者以外，这种治疗可用于"有关的膀胱病症"，即，用于存在膀胱衬层或者尿道和输尿管衬层侵蚀的患者，这种侵蚀在尿中存在化学刺激物时严重到足以引起疼痛或不适。此类有关的病症包括慢性尿道感染导致的尿道 GAG- 缺乏。对于各种治疗，所述的组合物是在排出残余尿液后进行滴注，例如在 20mL 缓冲液体积中以 20mg/mL 剂量的 CS 进行滴注。此后患者在不少于 30 分钟的所需时间内保留该溶液。在典型治疗方案中，每周 1 次或两周 1 次的治疗进行约 6 周，并且随后每月 1 次的治疗进行直至症状减轻。一些患者可能在最大每周 6 次的滴注后受益，此后滴注每月 1 次或两月 1 次，这取决于其症状的反应。维持性给药可以采用减少到例如 200mg 的 CS 剂量来完成，如果患者症状这样指示的话。

[0030] 如实施例所示，以上述方式治疗的患者反应良好，疼痛、尿急和 / 或尿频的症状均已降低。采用"高剂量"硫酸软骨素的成功是令人惊奇和显著的结果，一方面，硫酸软骨素是可商购和较低廉的药物，另一方面，为 IC 尝试的药物很少发现能够在患者中获得快速效益。用高剂量硫酸软骨素治疗的患者对该治疗反应非常迅速。此外，本发明提供的实施例中的成功已经在患有严重膀胱炎症状的患者取得，这些患者是采用其他现有疗法难以治愈的。

[0031] 应理解，本发明的高剂量 CS 疗法可以用作单一疗法或者与其他可利用膀胱炎治疗联合应用。已知的膀胱炎疗法包括通过滴注例如 DMSO，肝素，戊聚糖多磷酸酯和透明质酸来施用。如下所述，此类药物应该以其中该药物适于研究治疗效果的测定量足够浸浴膀胱衬层的体积给药。

[0032] 在应用本发明治疗方法时，本发明进一步提供一种药盒，该药盒组合含有

[0033] (1) 含有单位剂量为至少 250mg 的硫酸软骨素和含水载体的第一灭菌溶液；和

[0034] (2) 印刷的说明书，其中教导按照本发明的治疗方法使用。

[0035] 该药盒采用盒子或其他包装的形式，其中该灭菌溶液提供为具备上述浓度和单位剂量的备用溶液。印刷的说明书可向最终的使用者转达本发明的方法。该方法举例如下。

实施例

[0036] 下面描述临床环境中间质性膀胱炎患者的治疗。

[0037] 在用于治疗时，购买呈钠盐的硫酸软骨素，其无热原且是高纯级别。CS 得自牛软骨以控制其纯度和硫酸软骨素的异构体 A/C(60 ： 40) 组成和羧基 /O- 硫酸的比例（约 0.95），同时其他说明如下所述：

[0038] 外观：白色至浅米色高吸湿性固体粉末

[0039] 纯度（无水基础）：> 98.0%

[0040] 在 1% 水中的 pH：5.5-7.5

[0041] 比旋度（4% 水）：-20 至 -30 度

[0042] 氮（无水基础）:2.5-3.5%

[0043] 硫（无水基础）:5.0-7.0%

[0044] 硫酸灰（无水基础）:21-29%

[0045] 重金属：＜ 20ppm

[0046] 氯：＜ 0.1%

[0047] 蛋白质（无水基础）:＜ 1.0%

[0048] 热原：无热原

[0049] 平均分子量：10,000-40,000 道尔顿

[0050] 通过于下列组分混合，将这种 CS 配制为 20.0mg/mL 溶液：

[0051]

组分	配方质量（每 1mL）
硫酸软骨素 Na（无水）	20.0mg
氯化钠，USP	8.5mg
磷酸氢二钠 7H2O，USP	0.42mg
磷酸二氢钠 2H2O，USP	0.04mg
注射用灭菌水，USP OR	
冲洗用灭菌水 USP QS	至体积

[0052] 为了混合，取 20mL 的注射用水，USP，并且加入所需量（配方中上述量 20 倍量 /mL 以制备 2%溶液）的氯化钠和混合直至完全溶解（最少 15 分钟）。加入所需量的磷酸二氢钠和磷酸氢二钠并混合直至完全溶解（最少 15 分钟）。此后，加入所需量的硫酸软骨素钠，并混合直至完全溶解（水合在于最少 4 小时）。如果必要用在 WFI，USP 中的 1N 氢氧化钠或在 WFI，USP 中的 1N 磷酸将 pH 调整至 7.2±0.1。此后，加入足够量注射用灭菌水，USP 至终体积且彻底混合。应理解该方法还适合制备不同单位剂量的 CS，只需通过改变缓冲液的体积和 / 和通过改变 CS 和其他所述组分的量即可。所以，利用这种方法，提供 10-40mL 的 CS 制剂，例如，20mL，该制剂含有 250、300、350、400、600、800、1,000 和 1,200mg CS。

[0053] 该制剂可以进一步含有防腐剂。在一具体实施方式中，防腐剂是苄醇或对羟基苯甲酸酯类，例如，对羟基苯甲酸甲酯、对羟基苯甲酸丙酯和对羟基苯甲酸丁酯及其混合物。例如，防腐剂可以是 1.5% w/v 的苄醇。在一优选实施方式中，该制剂采取单位剂量，并且因此防腐剂不是必需的。所以，在一具体实施方式中，该制剂基本上无防腐剂和其他添加剂，并且由含水载体如 20mL 和硫酸软骨素如 400mg 组成。

[0054] 混合的溶液（2%或者其他）随后在无菌条件下以 10-40mL，例如 20mL 等份试样填充到 50mL 模制的 I 型火石瓶内，该瓶预先在 250℃下灭菌 180 分钟，并且用 20mm 型的 100%合成橡胶塞封闭。该瓶随后被标记为灭菌硫酸软骨素钠溶液。下文中，400mg/20mL 制剂，2.0%称作“Uracyst-S-400”制剂。

[0055] 另外，患者每次滴注接受两个剂量的 Uracyst-S- 浓缩物（200mg/10mL，购自伦敦，

Ontario,加拿大的 Stellar InternationalInc.),以施用存在于 20mL 缓冲液中的 400mg CS。

[0056] 在初步研究中利用 6 名被诊断患有间质性膀胱炎的患者来评估如此配制的 CS(400mg/20mL[2.0% w/v],Uracyst-S-400)。所有患者钾试验呈阳性,膀胱镜检查呈阴性和 +8 日间频数和 / 或膀胱疼痛的症状。所有患者每周完成 1 次 Oleary Sant 调查。三名每周接受治疗 2 次的患者也每周完成 1 次 Oleary Sant 调查。采用 Stellar International Inc., London, Ontario 出售的产品"溶液 K",即按照供应商的说明方式滴注 3.0% KCl 溶液来进行钾试验。

[0057] #1 患者是由另一寻找有关胆囊切除术的第二次意见的泌尿科医生推荐的。她抱怨不间断和严重的膀胱疼痛。已经发现她已无法用任何治疗获得成功。她接受膀胱内注射 Uracyst-S-400 的 6 周每周 1 次的治疗。她的症状 / 问题评分没有改进,并且她被指定回到泌尿科医生接受胆囊切除术。

[0058] #2 患者患有长期间质性膀胱炎 (IC) 并用在先治疗取得一些成功。她加入本初步研究是因为其 IC 的长时间的和疼痛性突然发作。她在周一和周 4 接受 Uracyst-S-400 的膀胱内滴注共连续 6 周。其症状和问题评分每周在改进。在第 6 周疼痛消失。

[0059] #3 患者也患有长期的 IC。她抱怨频繁、疼痛性的突然发作,这包括严重的尿频和夜尿症。该患者还被诊断为应激性肠道综合征 (IBS)。她用 Uracyst-S-400 每周治疗 2 次(周一和周四)共 7 周。虽然错过两个给药间隔,但该患者的问题和症状评分分别在治疗的末期降低 5 点。该患者继续 Uracyst-S-200mg 疗法 2 周并且随后以此剂量每月滴注 1 次。其症状持续得到改善。

[0060] #4 患者由于存在 IC 的突然发作而加入。她已经口服治疗达 10 年并经历频繁的突然发作。她每周用 Uracyst-S-400 治疗 2 次共 6 周。其问题和疼痛评分分别降低 / 改进 10 点。该患者连续采用每月 1 次滴注 Uracyst-S-200。

[0061] #5 患者由于患有膀胱疼痛和尿频而加入,并且还患有纤维肌痛和骨关节炎,处于这些病症的药疗中。她采用每周滴注 1 次 Uracyst-S 400 治疗连续 6 周。症状评分改进 5 点且问题评分改进 1 点。该治疗改善了她的膀胱疼痛,但没有改进其尿频,因此该问题评分未反应出改进作用。

[0062] #6 患者患有长期的 IC,纤维肌痛,情绪应激,骨盆疼痛,这些可有可无地由其 IC 上调。她处于许多药疗法中,包括用吗啡治疗疼痛。她首先自每周滴注 1 次开始且随后在第一周之后转换为每周 2 次。她每周接受 2 次的 Uracyst-S 400 共 6 周,治疗全程为 7 周。尽管症状和问题评分略为模棱两可,这在很大程度上归因于由其他病症导致的应激,但可注意到某些改进。治疗持续每 2 周 1 次使用 Uracyst-S200,并且随后减少为每月给药 1 次。

[0063] 所以,6 名已知患有间质性膀胱炎的患者每周 1 次或每周 2 次膀胱内滴注 Uracyst-S 400(400mg 在 20mL 磷酸盐缓冲盐水中)共 6 周。患者中的四人用其他形式的治疗难以治愈,1 名患者在使用**Elmiront®**时突然发作,并且 1 人是新接受治疗。4 名顽固性患者中的三人每周用 URACYST-S 400mg 滴注 2 次。

[0064] 没发现与所述溶液的滴注有关的副作用。1 名患者抱怨在第一次滴注后感觉变糟,但在关闭自润滑导管后不愿意停止治疗;此后没有抱怨感觉到变糟。1 名患者声称在首先 2 次滴注时滴注后 1 小时出现 10 分钟的全身潮红,但在随后的滴注中没有出现。使用

400mgUracyst-S 时在更短时间达到改善，由此证实 IC 患者的问题和症状得到更迅速的缓解。3 名顽固性患者出现从轻度到明显的改善。2 名非顽固性患者被证实在滴注 6 周时有所改善。

[0065] 上述患者群中排泄和疼痛的改善在图 1 中图示，根据用为间质性膀胱炎建立的 Oleary Sant 评分体系记录的评分。应注意，作为一种趋势，该患者群总体上报告在治疗的过程中症状得到显著改善（″ 400 症状，400 问题″ ）。为了比较，图 1 还图示了患者群中症状评分的改进，它是用配制为 80mg/40mL（″ 80 症状，80 问题″ ）的硫酸软骨素治疗的不同间质性膀胱炎患者群。如图所示，400mg 给药疗法在其中症状和问题比那些用 80mg 剂量治疗的患者更加严重的患者中产生显著的改进作用。例如，与 80mg 患者群中 12 或更低的评分相比，400mg 患者群在两类评估中评分均高于 12。此外，使用 400mg 剂量改善症状的速度远远快于接受 80mg 剂量的患者。

[0066] 所以应理解，高剂量硫酸软骨素提供一种用于治疗患有膀胱炎的患者的疗法，并且特别适用于治疗患有严重或长期间质性膀胱炎和有关形式的 GAG- 缺乏性膀胱炎的患者。


排泄&疼痛患者平均评分
400 症状
400 问题
80 症状
80 问题
Expon. (400 症状)
Expon. (400 问题)
18
16
14
12
10
8
6
4
2
0
1
2
3
4
7
12
周

图 1